Table of Contents

                                                            Page
                                                            ----

GENERAL INFORMATION FOR STOCKHOLDERS..........................1
  Proxy Solicitation..........................................1
  Voting Policy and Procedure.................................1
  Voting Tabulation and Results...............................2
ITEM 1 -- ELECTION OF DIRECTORS...............................2
  General Information.........................................2
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD................4
  Composition of the Board of Directors.......................5
  Meetings of the Board of Directors..........................5
  Compensation of Directors...................................5
  Committees of the Board of Directors........................5
EXECUTIVE OFFICERS OF b-FAST..................................6
EXECUTIVE COMPENSATION........................................6
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION...............................................7
COMPENSATION PURSUANT TO PLANS................................8
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS..................9
SECURITY OWNERSHIP OF MANAGEMENT.............................10
1999 ANNUAL MEETING..........................................12
CERTAIN TRANSACTIONS WITH MANAGEMENT.........................13
  Section 16(a) Beneficial Ownership Reporting Compliance....13
  Related Transactions.......................................13
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT.......16
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS................16
FINANCIAL DISCLOSURE.........................................18
OTHER BUSINESS...............................................18
MISCELLANEOUS INFORMATION....................................18
  Shareholder Proposals......................................18
  Expense of Solicitation of Proxies.........................18
  Form 10-K Exhibits.........................................19



                             b-Fast

                              Corp.

                      Notice of 2002 Annual
                     Meeting of Stockholders
                       and Proxy Statement



                           b-Fast Corp.
                     660 Newtown-Yardley Road
                   Newtown, Pennsylvania  18940

                                                 August 28, 2002

To All Stockholders of b-Fast Corp.:

     It is a pleasure to invite you to the Annual Meeting of Stockholders ("Meeting") which will be held on Wednesday, September 18, 2002. We will meet at the Holiday Inn Harrisburg East, Harrisburg, Pennsylvania, at 9 a.m. Your continuing interest in b-Fast's business is appreciated, and I hope that as many of you as possible will attend the Meeting.

     The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors, as well as information about the functions of the Board and its committees, is contained in the Proxy Statement.

     You are also being asked to ratify the appointment of Withum Smith & Brown as b-Fast's independent accountant for 2002.

     Your vote is important. Even if you plan to attend the Meeting, please mark, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. A postage prepaid, self-addressed return envelope is enclosed for your convenience in returning the proxy.

                              PAUL R. SLACK
                              Secretary



                           b-Fast Corp.
                     660 Newtown-Yardley Road
                   Newtown, Pennsylvania  18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders ("Meeting") of b-Fast
Corp. ("b-Fast") will be held at the Holiday Inn Harrisburg
East, Harrisburg, Pennsylvania on Wednesday, September 18, 2002, at 9 a.m., for the following purposes:

(1) to elect five directors to serve for terms of one year and until their successors have been elected and qualified;

(2) to ratify the appointment Withum Smith & Brown as the independent accountant for b-Fast; and

(3) to transact such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on August 5, 2002, are entitled to receive notice of and to vote at the Meeting.

     This Notice, the Proxy Statement and the enclosed form of proxy are sent to you by order of the Board of Directors.

                              Paul R. Slack
                              Secretary

August 28, 2002

Whether or not you expect to attend the Meeting, please complete and return the enclosed proxy card.



PROXY STATEMENT

     The Board of Directors b-Fast Corp. ("b-Fast") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on September 18, 2002, and any adjournments thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or after August 28, 2002.

GENERAL INFORMATION FOR STOCKHOLDERS

Proxy Solicitation

     b-Fast's Board of Directors solicits proxies in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends the Meeting. When you as a stockholder vote by properly signing, dating and returning the enclosed form of proxy, the persons named as proxies vote your shares in accordance with your directions. If you send no directions, the persons named as proxies will vote your shares in accordance with the Board's recommendation.

     b-Fast will bear the cost of soliciting proxies. Brokerage houses, nominees and other custodians and fiduciaries will send proxy material directly to their principals, and b-Fast will reimburse them for their expenses in doing so.

Voting Policy and Procedure

     Record Date. Holders of record of b-Fast Common Stock and Series A Cumulative Convertible Preferred Stock ("Series A Stock") on August 5, 2002 (the "Record Date") are entitled to notice of the Meeting and to vote at the Meeting the shares held on that date. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting, except the election of two Designated Directors as described herein. The holders of the Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two Designated Directors.

     You can vote your shares by ballot at the Meeting or by proxy through U.S. Mail. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage paid envelope.

     You may revoke your proxy or submit a revised proxy at any time before it is voted at the Meeting. If you choose to vote by mail, however, your proxy must be revised or revoked by 5 p.m., Eastern standard time, on September 17, 2002. After that time, your vote may only be revised or revoked by submitting a ballot at the Meeting, which cancels any proxy previously voted.

Voting Tabulation and Results

     An inspector of election will tabulate the votes cast at the Meeting. The inspector of election will treat shares of Common Stock and Series A Stock represented by a properly executed proxy as present at the Meeting for purposes of determining a quorum. This will be done regardless of whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

     The Board nominees who receive the greatest number of the affirmative votes cast by holders of Common Stock and Series A Stock, up to the number of directors to be elected, will be elected. Accordingly, so long as a quorum is present, abstentions or broker non-votes will not affect the election of directors.

     As of the Record Date, there were outstanding Seven Million, Nine Hundred Ninety-Eight Thousand, Fifty-Two (7,998,052) shares of Common Stock, and One Hundred Forty-Four Thousand, One Hundred Eighty-Five (144,185) shares of Series A Stock. b-Fast has Seventy-Two Thousand (72,000) shares of Common Stock in treasury. As of the Record Date, no shares of the Series B Convertible Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting except the election of two Designated Directors as described herein. The holders of Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two directors to serve as Designated Directors. In all other respects, the Series A Stock is non-voting at the meeting.

ITEM 1 -- ELECTION OF DIRECTORS

General Information

     The business and affairs of b-Fast are managed by or under the direction of its Board of Directors. Stockholders elect directors to serve for terms of one year and until their successors have been elected and qualified or until their earlier resignation, retirement or removal. Absent instructions to the contrary, the persons named in the accompanying form of proxy intend to vote the shares covered by proxies FOR the election of the director nominees named herein. Absent instructions to the contrary, if any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for a substitute nominee, if the Board recommends one.

                      ELECTION OF DIRECTORS

     Five directors are to be elected at the Meeting to serve terms of one year or until their successors are duly elected and qualified. The Articles of Incorporation and Bylaws of b-Fast provide for between five and 11 directors. The Board has nominated five, including the Designated Directors. Holders of Series A Stock will elect two directors in a separate election to serve in the Designated Director positions. A plurality of the votes cast, in person or by proxy, is required for election. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the nominees named herein. Any stockholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any additional individual nominee may do so by marking the proxy to that effect.

     All persons named herein as nominees for director have consented to serve and it is not contemplated that any nominee will be unable to serve as a director. If such event should occur, however, the proxies will be voted by the proxy holders for such other person or persons as may be selected by the present Board.

     The names of the Board's nominees and certain information about them are set forth on the following page. All nominees are presently serving as directors of b-Fast.

Nominees for Regular Directors:

NAME                              AGE             DIRECTOR SINCE
----                              ---             --------------
Richard W. Brant                   32                  2000
Alice F. Buford                    54                  1998
Maurice Lawruk                     71                  1994

Nominees for Designated Directors:

NAME                              AGE             DIRECTOR SINCE

Bobby Ray Adkins                   55                  1994
James R. Affleck, Jr.              61                  1998

     Bobby R. Adkins was elected to the Board on May 20, 1994. He was appointed as Chief Operating Officer in November 1995. Mr. Adkins is Vice President Operations of Transtech (defined below), has served as Secretary and Treasurer of Valley Air Services, Inc. ("Valley Air") since 1989 and is the Airport Manager at New River Valley Airport, Dublin, Virginia.
Mr. Adkins holds Associate degrees in Accounting, Business, Administration, and Law Enforcement, is a licensed commercial pilot and certified flight instructor. Mr. Adkins owns a seven percent equity interest in Transtech Holding Company, Inc. ("Transtech") a Delaware holding company owned in part by Messrs. Adkins, Lawruk, Ms. Buford and the Estate of R. Ted Brant. On July 11, 2000, Mr. Adkins was elected President and Chief Executive Officer to replace R. Ted Brant ("T. Brant"), who died suddenly on June 28, 2000. The position of Chief Operating Officer vacated by Mr. Adkins was not filled.

     James R. Affleck, Jr., Assistant Secretary and Vice-President was elected as director in August 1998 by the Board. Mr. Affleck's duties as an officer of b-Fast involve general oversight of cash management, insurance, human resources and benefit programs and investor relations.

     Alice F. Buford was elected as director on September 3, 1998 by the Board. Ms. Buford is also a shareholder and Secretary of Valley Air and is a shareholder of Transtech.

     Maurice A. Lawruk was elected to the Board on May 20, 1994.
Mr. Lawruk is Vice President of Valley Air and is a Director of
Transtech. Mr. Lawruk also serves as Chairman of the construction company which he founded in 1967. Mr. Lawruk owns a 40% equity interest in Transtech. On July 11, 2000,
Mr. Lawruk was elected Chairman of the Board to replace
T. Brant.

     Richard W. Brant, M.D. ("R. Brant") was appointed to the Board on July 11, 2000. Dr. Brant, who is the son of T. Brant, received both a Bachelor of Arts and Doctor of Medicine degree from West Virginia University. He is a partner and managing member of Brant Medical Services, LLC, a medical consulting firm.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
      ELECTION OF EACH OF THE BOARD'S NOMINEES FOR DIRECTOR.

          BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Composition of the Board of Directors

     The Board is constituted by three regular directors and two Designated Directors. Regular directors are elected by the holder's of the Common Stock. Designated Directors are elected by the holders of the Series A Stock. The Board is currently composed of Messrs. Adkins, Affleck, R. Brant, and Lawruk, and Ms. Buford.

Meetings of the Board of Directors

     During the fiscal years ended September 30, 1999, 2000 and 2001, b-Fast's records indicate the Board met, or acted by written consent, three times, two times, and one time, respectively. In each fiscal year, each director attended more than 75% of the meetings of the Board held, and participated in 100% of the actions by written consent taken, during the period for which he served as a director.

Compensation of Directors

     On May 31, 1994, the Board suspended indefinitely any compensation for directors in their capacity as directors, excluding only a former member, who had been accruing compensation under a previous arrangement. No compensation has been paid or accrued since that date.

Committees of the Board of Directors

     The Board has an Executive Committee, a Human
Resources/Compensation Committee, and an Audit Committee.

     Executive Committee. The Executive Committee is authorized to act in the absence of the Chief Executive Officer. The Board has determined that while an individual serves as Chief
Executive Officer the Executive Committee shall be inactive.

     Human Resources/Compensation Committee. The Human Resources/Compensation Committee advises the Board with respect to human resources and compensation matters, including compensation of officers and directors. The committee is comprised of Messrs. Adkins and Affleck,. This committee did not meet during the fiscal years ended September 30, 1999, 2000 or 2001.

     Audit Committee. The Audit Committee reviews b-Fast's financial statements, financial systems and internal audit controls, reviews the activities and fees of b-Fast's independent auditor, and performs such other activities in connection with our financial controls as may be directed by the Board. On September 3, 1998 Ms. Buford and T. Brant were appointed by the Board to serve on the committee. T. Brant served on this committee until his death. Ms. Buford and Mr. Adkins now constitute the Audit Committee. This committee did not meet during the fiscal year ended September 30, 1999. The committee met three times each during the fiscal years ended September 30, 2000 and September 30, 2001.

                   EXECUTIVE OFFICERS OF b-FAST

     The following information is provided for the current executive officers of b-Fast. The executive officers are appointed annually by the Board and serve at the discretion of the Board.

Name                    Age   Office
----                    ---   ------
Bobby Ray Adkins         55   President and Chief Executive
                              Officer; Director
James R. Affleck, Jr.    61   Vice President; Assistant
                              Treasurer; Assistant Secretary;
                              Director
Paul R. Slack            62   Treasurer; Secretary; Chief
                              Accounting Officer; Controller

     Paul R. Slack was named Chief Accounting Officer and
Controller by the Board in February 1991.  Subsequently,
Mr. Slack was named Assistant Secretary and Treasurer.  On
March 5, 1997, Mr. Slack was named Secretary of b-Fast.
Mr. Slack received his B.S. degree in accounting from Rider
College.

     For additional information regarding Messrs. Adkins and Affleck please refer to the "Election of Directors" section of this Proxy Statement.

                      EXECUTIVE COMPENSATION

     The following table sets forth information regarding the annual compensation for services in all capacities to b-Fast for the fiscal years ended September 30, 1999, 2000 and 2001 of the Chief Executive Officer.

                                                                      Long-Term
                                            Annual Compensation     Compensation
                                          -----------------------   -------------
                                                                        Awards         All Other
Name and Principal Position               Year    Salary    Bonus    Options/SARS    Compensation
---------------------------               ----   --------   -----   --------------   ------------
R. Theodore Brant(1)                      2001          0     0          0                   0
Chief Executive Officer; President        2000   $ 67,254     0          0                   0
Chairman of the Board of Directors,       1999   $ 90,446     0          0                   0
Director

Bobby R. Adkins(2)                        2001    100,100     0          0              42,019
Chief Executive Officer; President;       2000     15,385     0          0              62,376
Director(3)

_______________
(1)  Mr. Brant was appointed Chairman and Chief Executive
     Officer on May 31, 1994, and served in those capacities his death in June 2000.

(2) Other compensation during 2001 is a fee for management of RTB/AS. For more information on RTB/AS, see the section of the Proxy Statement entitled "Related Transactions."

(3) Appointed by the Board in July 2000. The salary for 2000 represents earnings as President and CEO from the time of his appointment through September 30, 2000. Other compensation represents prior earnings for that year as Vice President.

          OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

              AGGREGATE OPTION/SAR EXERCISES IN THE
        LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUE

                                                                Number of
                                                                Securities     Value(1) of
                                                                Underlying     Unexercised
                                                               Unexercised     in-the-Money
                                                               Options/SARs    Options/SARs
                                                                at Fiscal       at Fiscal
                                     Shares                    Year-End(#)     Year-End($)
                                  Acquired on      Value       Exercisable/    Exercisable/
Name                              Exercise(#)   Realized($)   Unexercisable   Unexercisable
----                              -----------   -----------   -------------   -------------
Bobby R. Adkins,
Chief Executive Officer;
President Director                     0             0             0/0         $0.00/$0.00

John L. Pugh,
(former) Chairman,
Member of Executive
Committee(1)                           0             0             0/0         $0.00/$0.00

--------
(1) B-Fast awarded Mr. Pugh 150,000 options which expired, unexercised on January 1, 1999.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Adkins and Affleck comprise the Human Resources/Compensation Committee ("Committee"). Both of these individuals are Designated Directors of b-Fast. Neither
Mr. Adkins nor Mr. Affleck received compensation from b-Fast by virtue of their positions as members of the Committee.
Mr. Adkins is employed by b-Fast and received compensation in that capacity for the fiscal years ended September 30, 1999, 2000 and 2001 in the amount of $72,376, $77,761 and $142,119.
Mr. Affleck is employed by b-Fast, and received compensation in that capacity for the fiscal years ended September 30, 1999, 2000 and 2001. No member of the Committee had any direct or indirect material interest in any transaction or proposed transaction to which we were a party, except that Mr. Adkins has a seven percent equity interest in Transtech and he was an officer of Transportech, Inc., a wholly owned subsidiary of Transtech. Transtech is managed by individuals with management experience and ownership (direct and indirect) of airport fueling and repair facilities similar to b-Fast. See the sections of this statement entitled "Election of Directors", "1999 Annual Meeting" and "Related Transactions" for more information concerning Transtech and Transportech.

                  COMPENSATION PURSUANT TO PLANS

     b-Fast has an Employees Tax Sheltered Retirement Plan meeting the requirements of Section 401(k) of the Internal Revenue Code (the "Plan"). All regular, full time employees with one or more years of service are eligible to participate in the Plan. The Plan provides for voluntary contributions by a participant of up to 15% of the participant's salary subject to the maximum amounts allowable from time to time by the Internal Revenue Service. We make a matching contribution of 25% of that portion of the participant's contribution which does not exceed two percent of the participant's salary. Employee contributions are fully vested. Participants become vested in b-Fast contributions after one year of participation in the Plan. In general, subject to provisions permitting hardship withdrawals and certain loans, the vested amount in a participant's account may only be withdrawn after the participant reaches age 59-1/2, or upon the participant's death, termination of employment, disability or retirement. b-Fast contributed $1,595 to the plan for the fiscal year ended September 30, 1999. Contributions to the plan for the fiscal years ended September 30, 2000 and 2001 were immaterial.

     We have also provided for the payment of two types of bonuses to selected employees. First, b-Fast has established an incentive plan for operating managers, including department managers, general managers, and vice presidents. Under this plan, each operating manager is eligible to earn incentive payments based on achievement of certain operating and revenue targets established at the beginning of the fiscal year. For targets achieved during fiscal years ended September 30, 1999, 2000 and 2001, b-Fast granted $49,468, $27,664 and $6,105 in incentive payments. Second, the Board may authorize additional bonuses for certain executive and selected staff employees based on achievement of specified operating of programmatic objectives established at the beginning of the fiscal year. b-Fast granted no bonuses under this plan during fiscal years ended
September 30, 1999, 2000 and 2001.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following tables set forth, as of the Record Date, information with respect to stock ownership in b-Fast by each person known by us to be the beneficial owner of more than five percent of the outstanding Common Stock or Series A Stock. Stockholders should refer to Item 11 of b-Fast's Form 10-KSB for the period ending September 11, 2001 (a copy of which is attached hereto) for information concerning the Alinco, Cesamar, Project Bond Limited "group".

                                                    Amount and                   Amount and
                                       Nature of      Percent      Nature of      Percent
                                      Beneficial     of Class    Ownership of   of Class of
Name and Address                     Ownership of    of Common     Series A       Series A
of Beneficial Owner(1)               Common Stock      Stock       Stock(2)        Stock
----------------------               ------------   ----------   ------------   -----------
Transtech Holding Company, Inc.
1331 twelfth Avenue, Suite-109
Altoona, PA  16601                   4,446,065(3)     51.85%        103,540        71.8%

--------
(1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to community property laws where applicable. Information with respect to beneficial ownership is based upon information furnished by each shareholder. Please see Item 11 of the Form 10-KSB for year ended September 30, 2001 for information on the Alinco, Cesamar, Project Bond "Group."

(2) On or about June 30, 1988, the holders of Series A Stock became entitled (pursuant to the Articles of Incorporation of b-Fast), voting separately as a class, to elect two directors, to serve on the Board in designated positions as a result of b-Fast's failure to pay six quarterly dividends on the Series A Stock. Under the Articles of Incorporation, the holders of Series A Stock cannot vote their holdings of Common Stock for the election of b-Fast's regular directors while entitled to elect directors to serve in the designated positions.

(3)  During December 1998, Transtech purchased all of the
     Series A Stock previously held by Triton.

     The following table sets forth, as of the Record Date, information with respect to ownership of Common Stock and Series A Stock by (i) each director and director-nominee of b-Fast, and (ii) all officers and directors of b-Fast as a group. This information was furnished to b-Fast by our officers and directors or is based upon public SEC filings.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

                                                    Amount and                   Amount and
                                       Nature of      Percent      Nature of      Percent
                                      Beneficial     of Class    Ownership of   of Class of
                                     Ownership of    of Common     Series A       Series A
Name of Beneficial Owner(1)          Common Stock      Stock       Stock(2)        Stock
----------------------               ------------   ----------   ------------   -----------

Bobby Ray Adkins                           0(2)            0           0(3)            0
R. Brant                                 600               *           0               0
James R. Affleck, Jr.                      0               0           0               0
T. Brant(4)                                0(5)            0           0(6)            0
Alice F. Buford                            0(7)            0           0(8)            0
Maurice Lawruk                             0(9)            0           0(10)           0
Paul R. Slack                         20,000(11)           0           0               0
All Officers and Directors as
  a group (includes 6 persons)        20,600(12)           0           0               0

*  Denotes ownership of less than one percent (1%) of the
   indicated class.
--------
(1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to community property laws where applicable. With respect to each person or group, the number of shares and percentages are calculated based on the number of shares outstanding plus shares that such person or group may acquire within 60 days upon the exercise of stock options.

(2) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Mr. Adkins owns a seven percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(3) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Adkins owns a seven percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(4)    deceased

(5) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Preferred Stock) owned by Transtech, in which T. Brant owns a 40% equity interest. The estate of T. Brant disclaims the beneficial ownership of these shares.

(6) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Brant owns a 40% equity interest.
       The estate of T. Brant disclaims the beneficial ownership of these shares.

(7) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Ms. Buford owns a 3.5% equity interest. Ms. Buford disclaims beneficial ownership of these shares.

(8) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Ms. Buford owns a 3.5% equity interest. Ms. Buford disclaims beneficial ownership of these shares.

(9) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

(10) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

(11) Includes 20,000 shares with respect to outstanding vested stock options. 10,000 of these options expired on November 8, 2001; 10,000 of these options will expire on September 16, 2002.

(12) Includes 20,000 shares with respect to outstanding vested stock options. Does not include 3,031,905 shares of Common Stock owned of record by Transtech or 375,788 shares of Common Stock issuable to Transtech on conversion of 93,947 shares of Series A Stock.

                       1999 ANNUAL MEETING

     An annual meeting of the shareholders of b-Fast was held on September 23, 1999 in Harrisburg, Pennsylvania for the following purposes: to elect directors; to ratify the amendment to the Articles of Incorporation to increase the authorized Common Stock from 15 million to 60 million shares; to ratify the exchange of all of the issued and outstanding Series A Stock into Common Stock at a rate of eight shares of Common Stock for each share of Series A Stock for every holder other than Transtech, and four shares of common stock for each share of Series A Stock held by Transtech; to ratify the issuance of 12,507,000 shares of common stock, no par value, in consideration of the forgiveness by Transtech of $6,253,500 of indebtedness owed to Transtech by us; and to ratify the change in the name of the company from Aero Services International Inc. to b-Fast Corp.

     At the meeting it was indicated that a quorum was present for both Series A Stock and Common Stock stockholders. Therefore, the Inspector of Election compiled results of the balloting for the directors and certified that Messrs. Adkins, Affleck, Lawruk, T. Brant and Ms. Buford were duly elected.

     The Inspector of Election then certified that the amendment to the Articles of Incorporation was approved by the Common
Stock stockholders with 4,390,545 yes votes.

     The Inspector of Election then certified that the exchange of the Series A Stock into Common Stock was approved by both the Common Stock and Series A Stock stockholders (the "Exchange"), with the votes cast in favor of the amendment as follows:

            Common Stock stockholders -     ,400,000
            Series A Stock stockholders -    103,840

     The Inspector of Election then certified that the issuance of 12,507,000 shares of Common Stock in consideration of the forgiveness by Transtech of certain indebtedness (the "Forgiveness") owed to it by b-Fast (collectively, the Forgiveness and the Exchange shall be referred to herein as the "Proposals"). b-Fast does not currently have sufficient registered Common Stock to effect the Proposals. Until we are current with our reporting obligations under the Securities Exchange Act of 1934, as amended ("1934 Act"), additional registered Common stock cannot be used and the Proposals cannot be implemented. We plan to complete all necessary filings in order to enable us to effect the registration of additional shares of Common Stock and to be in compliance with the 1934 Act.

               CERTAIN TRANSACTIONS WITH MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires b-Fast's directors and executive officers, and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     We believe that, based solely on our review of records of the transfer agent that no reports were required for those persons, during fiscal years ended September 30, 1999, 2000 and 2001 all filing requirements for our officers, directors and greater than 10% stockholders have now been complied with or will be made as late filings during September 2002.

Related Transactions

     For the fiscal years ended September 30, 1999, 2000 and 2001, there have been no transactions between b-Fast and any executive officer, director, five percent beneficial owner of b-Fast's Common Stock, or member of the immediate family of the foregoing persons in which one of the foregoing persons had an interest of more than $60,000 except for the following:

     In May 1994 Triton Energy Corporation sold the majority of its equity in b-Fast to Transtech. At September 30, 2001, Transtech owned 51.9% of our Common Stock and 71.8% of the Series A Stock. b-Fast is also indebted to Transtech in the amount of $14,882,400, in the form of notes that were purchased from Triton. During the year ended September 30, 2001, we made no payments on these loans, and $1,351,000 of interest expense was recorded against these loans of which none was paid. During the year ended September 30, 2000, we paid $6,000 of the demand loans, and $1,492,000 of interest expense was recorded against these loans of which none was paid. At September 30, 2001, the balance sheet includes $6,596,000 of accrued interest due to Transtech. On January 4, 2002, b-Fast entered into a Note Modification Agreement with Transtech whereby Transtech has agreed to extend the repayment terms on the principal and all accrued but unpaid interest thereon until March 20, 2003. As a result, the principal and accrued interest on these notes were classified as long-term obligations at September 30, 2001.

     In July 1996 b-Fast purchased a 1975 Cessna Citation 500 aircraft owned by T. Brant for $708,000. As part of the purchase agreement b-Fast agreed to make monthly payments directly to Cessna Corporation on the existing loan. In August 1997 one of the airplane's engines required an overhaul which cost $240,000. Mr. Brant increased the note with Cessna by $200,000 and personally paid the additional $40,000, with the $240,000 being charged to a fixed asset account. At
September 30, 2001, the balance of the loan due Cessna was $657,000. This obligation was satisfied when this aircraft was sold in January 2002.

     Mr. Lawruk has guaranteed repayment of b-Fast's debt obligation to Cessna Corporation on its 1979 Beechcraft King Air
200 airplane, which was acquired in March 2001.

     Prior to the purchase of the King Air, we periodically used an aircraft owned by Valley Air for travel by our employees, primarily management. Valley Air billed b-Fast an hourly rate based on flight time. The President and Chief Executive Officer of Valley Air is Mr. Lawruk. During 2001 we were billed $32,000 for use of the aircraft and during 2000 we were billed $55,000.

     T. Brant, Mr. Lawruk and their respective spouses have guaranteed repayment of b-Fast's debt obligation to Avfuel
Corporation, b-Fast's fuel dealer. The amount of the obligation was $156,000 at September 30, 2001.

     During fiscal year 1998, the Board approved a $500, 000 line-of-credit, later increased to $1,500,000 in March 1999, and to $1,800,000 in May 1999, for Brant Motorsports Inc. ("Inc."), whose principal was T. Brant. The interest rate on the line of credit is prime less 1%. Inc. is pursuing an opportunity to potentially develop a NASCAR racetrack, exhibition site and sales facility (the "Project"). Inc. had an exclusive option to potentially develop the Project near the Pittsburgh International Airport. This option expired on December 31, 2001. Inc. is also evaluating other locations including but not limited to Youngstown, Ohio in which to potentially develop the Project. Retroactive to January 2000, Inc., transferred all of its assets, liabilities and rights relating to the Project to Brant Motorsports, LLC ("LLC") under an assignment agreement dated October 2001. b-Fast acquired a 50% non-voting ownership interest in LLC in June 1999. T. Brant held a 50% voting interest. Given the significant losses incurred and the financial condition of Inc. management had determined that all amounts due from Inc. under the line of credit, for interest and additional advances were not collectible. As a result, we charged administration costs for $1,911,000 during fiscal year 1999. In fiscal 2001 and 2000, we made additional advances of $111,000 and $127,000, respectively in connection with the Project. Given the continued losses and the financial condition of Inc. management has determined that the additional advances are not collectible. As a result, b-Fast charged administration costs for $111,000 and $127, 000 respectively, during fiscal years 2001 and 2000. The consolidated balance sheet at September 30, 2001, includes a reserve for advances and loans to affiliates of $2,149,000. For more information on Inc., LLC and their operations, please see the Annual Report for the period ended September 30, 2001, Item 1, a copy of which is attached hereto.

     In March 1999, T. Brant entered into an agreement to purchase a 30% ownership interest in an auto racing entity for $9,875,000, principally with funds received from a majority owned subsidiary of b-Fast. In June 1999, we formed RTB/AS, LLC ("RTB/AS") for the purpose of making additional investments in the automobile racing industry. In 1999, we advanced $9,708,000 to T. Brant in connection therewith. The advances were structured as a loan of $4,265,000 bearing interest at 8% per annum, various interest free advances totaling $1,168,000 and a purchase of an After Tax Economic Interest ("ATEI") for $4,275,000. The ATEI is defined as dividends and other distributions minus all of the applicable income taxes of
T. Brant from his 30% ownership interests in the auto racing entity.

     RTB/AS also made additional interest free advances of $171,000 and $610,000 during 2000 and 1999, respectively, to T.
Brant unrelated to his acquisition of an ownership interest in an auto racing entity.

     Currently, we account for all amounts received from T. Brant as a reduction in its investments in and advances to affiliated entities. During 2001 and 2000, RTB/AS received $1,324,000 and $646,000, respectively, from T. Brant. We believe that all amounts to be received from T. Brant, including the ATEI, will be sufficient to satisfy the loans, note and advances discussed above. Additionally, we have not recorded interest income on the $4,275,000 note to T. Brant. b-Fast believes that this accounting treatment is conservative and it will evaluate this treatment on an annual basis.

     In prior years, Transportech, Inc., a wholly owned subsidiary of Transtech, advanced b-Fast $123, 000. The unpaid balance at September 30, 2001 was $36, 000.

     In years prior to September 30, 2000 we advanced $37,000 to Hotel Morgan, an entity in which T. Brant has an ownership interest. During fiscal 2001, b-Fast received repayments of $15,000, and no outstanding balance remained at September 30, 2001.

     During fiscal 2000, Adkins advanced b-Fast various amounts, interest free, for short periods of time. These amounts totaled $130,000, but no individual amount exceeded $50,000. At September 30, 2000, b-Fast owed Adkins $4,000. In March 2001, Adkins advanced $116,000 to Cessna Finance Corporation on our behalf, in connection with our acquisition of the King Air. During fiscal 2001, we repaid this amount to Adkins. At September 30, 2001, no amounts remained outstanding.

      APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     On May 9, 2002 the Board appointed Withum Smith & Brown as our independent certified public accountant to examine b-Fast's financial statements, and to perform the annual audit for the year ending September 30, 2002, such appointment to continue at the pleasure of the Board. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the ratification of Withum Smith & Brown as the independent certified accounting firm for b-Fast.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
            OF THE APPOINTMENT OF WITHUM SMITH & BROWN
            AS THE INDEPENDENT ACCOUNTANT FOR b-FAST.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE

     b-Fast changed its independent accountant on May 9, 2002.
b-Fast is unaware of any disagreements with its former accountant, BDO Seidman, LLP on accounting and financial disclosure. In addition, the rules of the SEC require us to inform you that:

     BDO Seidman, LLP audited b-Fast's financial statements for the fiscal years ended September 30, 1997 through 2001. On
May 9, 2002 b-Fast (i) advised BDO Seidman, LLP that we were terminating its engagement, and (ii) engaged Withum Smith & Brown as our independent certified public accountant. The engagement of Withum Smith & Brown was authorized by the Board on May 9, 2002. We selected Withum Smith & Brown as part of our ongoing efforts to improve operating efficiencies. We expect the retention of Withum Smith & Brown to reduce our auditing costs.

     On May 13, 2002, we informed BDO Seidman, LLP of our selection Withum Smith & Brown as the certified independent accountant for b-Fast. The reports of BDO Seidman, LLP on b-Fast's financial statements for the fiscal year ending
September 30, 2001 did contain an explanatory paragraph concerning our ability to continue as a "going concern." In its report to the Stockholders and Board, BDO Seidman, LLP cited b-Fast's recurring losses from operations and net capital deficiencies at September 30, 2001 as factors that raised substantial doubt about our ability to continue as a going concern.

     This explanatory paragraph was due to factors expressed in Note "C" of our audited financial statements for the fiscal year ending September 30, 2001 ("Financial Statements"). Note "C" indicates that we suffered operating losses of $912,000 and $1,130,000 for the years ended September 30, 2001 and 2000, respectively. Additionally, b-Fast has deficiencies in working capital and stockholders equity of $1,792,000 and $19,296,000, respectively, at September 30, 2001. BDO opined that the aforementioned items raise substantial doubt as to b-Fast's ability to continue as a going concern.

     The reports of BDO Seidman, LLP did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our two most recent fiscal years and the subsequent period prior to engagement of Withum Smith & Brown there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     During our two most recent fiscal years and the subsequent period prior to the engagement of Withum Smith & Brown, neither b-Fast nor anyone acting on our behalf has consulted Withum Smith & Brown regarding either the application of accounting principles to any transaction or the type of audit opinion that might be rendered on our financial statements.

     Representatives of Withum Smith & Brown are neither expected to be present at the annual meeting nor to be available to respond to shareholders questions at the annual meeting.
Should representatives of Withum Smith & Brown attend the
Meeting, they will have the opportunity to make a statement if they desire to do so.

                       FINANCIAL DISCLOSURE

     Attached hereto are copies of our Forms 10-KSB, without exhibits, for the fiscal years ended September 30, 1999, 2000 and 2001. Stockholders are encouraged to read these Forms 10-KSB. They contain information on our operations, markets, products and services, as well as our audited financial statements.

     In addition, the rules of the SEC require us to report any disposals of segments of our business and extraordinary, unusual, or infrequently occurring items within the two most recent fiscal years. Please see Item 6 of the 10-KSB for the period ended September 30, 2001 and Note B to the Consolidated Financial Statements of that report. A copy of the 10-KSB for the period ending September 30, 2001 is attached hereto.

                          OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                    MISCELLANEOUS INFORMATION

Shareholder Proposals

     Proposals that shareholders desire to have included in our proxy statement for the 2003 annual meeting should be received by us in our offices at 660 Newtown-Yardley Road, Newtown, PA 18940 on or before December 1, 2002. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Solicitation Rules of the Securities and Exchange Commission.

Expense of Solicitation of Proxies

     The cost of soliciting proxies in the accompanying form, including any and all professional fees paid to attorneys and accountants in connection with the preparation and filing with the SEC of these proxy materials and the financial statements and information included herein and the cost of printing and mailing these proxy materials, will be borne solely by b-Fast. To the extent necessary, in order to assure sufficient representation, b-Fast's directors, officers and regular employees may request the return of proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries and other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. We will reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in furnishing proxy materials to certain beneficial owners of our voting stock.

Form 10-K Exhibits

     COPIES OF EXHIBITS TO SEC FORM 10-KSB ARE AVAILABLE ON
PREPAYMENT OF COPYING CHARGES.  REQUESTS AND CHECKS, AS
APPROPRIATE, SHOULD BE ADDRESSED TO B-FAST CORP., 660 NEWTOWN-
YARDLEY ROAD, NEWTOWN, PENNSYLVANIA 18940.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              PAUL R. SLACK
                              Secretary

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN
THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID
ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.